SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)
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LIFEVANTAGE CORPORATION
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 — ELECTION OF DIRECTORS
PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
Householding of Proxy Materials
Other Matters
Incorporation By Reference
Appendix A

Lifevantage Corporation
6400 South Fiddler’s Green Circle, Suite 1970
Greenwood Village, Colorado 80111
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On November 30, 2007
Dear Shareholder:
     You are cordially invited to attend the Annual Meeting of Shareholders of Lifevantage Corporation, a Colorado corporation (the “Company”). The meeting will be held on Friday, November 30, 2007 at 9:00 a.m. local time at Plaza Tower One, First Floor Conference Center, 6400 S. Fiddler’s Green Circle, Greenwood Village, CO 80111 for the following purposes:
1.	To elect three (3) directors to hold office for a one-year term expiring at the annual meeting in 2008 and until their respective successors are elected and qualified.
2.	To ratify the appointment of Gordon, Hughes & Banks, LLP as independent auditors of the Company for its fiscal year ending June 30, 2008.
3.	To conduct any other business properly brought before the meeting.
     These items of business are more fully described in the Proxy Statement accompanying this Notice.
     Our Board of Directors has fixed October 29, 2007 as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors
/s/ Bradford K. Amman
Bradford K. Amman
Secretary

Greenwood Village, Colorado
November 5, 2007

     You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Lifevantage Corporation
6400 South Fiddler’s Green Circle, Suite 1970
Greenwood Village, Colorado 80111
PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS
November 5, 2007
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
     We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Lifevantage Corporation (sometimes referred to as the “Company” or “LifeVantage”) is soliciting your proxy to vote at the 2007 Annual Meeting of Shareholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.
     We intend to mail this proxy statement and accompanying proxy card on or about November 5, 2007 to all our shareholders of record as of the record date entitled to vote at the annual meeting.
Where and when is the Annual Meeting?
     The annual meeting will take place Friday, November, 30, 2007 at 9:00 a.m. local time at Plaza Tower One, First Floor Conference Center, 6400 S. Fiddler’s Green Circle, Greenwood Village, CO 80111.
What am I voting on?
     There are two matters scheduled to be voted on by shareholders at the annual meeting:
•	Election of three (3) directors to our Board of Directors; and

•	Approval of a proposal to ratify the appointment of Gordon, Hughes & Banks, LLP as independent auditors of the Company for its fiscal year ending June 30, 2008.
Who can vote at the annual meeting?
     Only shareholders of record at the close of business on October 29, 2007 will be entitled to vote at the annual meeting. On the record date, there were 22,268,034 shares of common stock outstanding and entitled to vote.
     Shareholders of Record: Shares Registered in Your Name
     If on October 29, 2007 your shares were registered directly in your name with our transfer agent, Computershare Trust Co., Inc., then you are a shareholder of record. As a shareholder of record, you may vote by proxy or vote in person at the meeting. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.
     Beneficial Owner: Shares Registered in the Name of a Broker or Bank
     If on October 29, 2007 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting provided that you bring with you proof of your beneficial ownership of shares, such as a brokerage account statement. However, if you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

How do I vote?
     You may either vote “For” all the nominees to our Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:
     Shareholder of Record: Shares Registered in Your Name
     If you are a shareholder of record, you may vote by proxy using the enclosed proxy card or in person at the annual meeting. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.
•	Voting Your Proxy By Mail. To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•	Vote in Person. To vote in person, come to the annual meeting and we will give you a ballot when you arrive.
     Beneficial Owner: Shares Registered in the Name of Broker or Bank
     If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from LifeVantage. Simply complete and mail the proxy card to ensure that your vote is counted.
How many votes do I have?
     On each matter to be voted upon, you have one vote for each share of common stock you own as of October 29, 2007.
How are votes counted?
     Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes.
     Because the approval of each proposal (other than the election of directors) requires the affirmative vote of a majority of the outstanding shares of common stock, abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
What are broker non-votes?
     When a broker indicates on its proxy that it does not have authority to vote certain shares held in “street name” on particular proposals, the shares not voted are called “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority on certain “non-routine” proposals under the rules of the New York Stock Exchange (NYSE) and the beneficial owner has not instructed the broker how to vote on these proposals. Both the election of directors and ratification of the selection of our independent registered public accounting firm are considered “routine” matters under the rules and interpretations of the NYSE.

How many votes are needed to approve each proposal?
•	For the election of directors, the three (3) nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•	The ratification of the selection of Gordon, Hughes & Banks, LLP as our independent auditor for the fiscal year ended June 30, 2008 will be approved if a majority of the outstanding shares vote “For” such ratification. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
What does it mean if I receive more than one proxy card?
     If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
     Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy card with a later date;

•	You may send a written notice that you are revoking your proxy to LifeVantage’s Secretary at 6400 South Fiddler’s Green Circle, Suite 1970, Greenwood Village, Colorado, 80111; or

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
     If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank to change your vote.
What if I return a proxy card but do not make specific choices?
     If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all three (3) nominees for director and “For” the selection of Gordon, Hughes & Banks, LLP as our independent auditor for our fiscal year ending June 30, 2008. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
What is the quorum requirement?
     A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by shareholders present at the meeting or by proxy. On the record date, there were 22,268,034 shares of common stock outstanding and entitled to vote. Thus, 11,134,018 shares of common stock must be represented by shareholders present at the meeting in person or by proxy to constitute a quorum.
     Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of our shareholders entitled to vote at the meeting, present in person or by proxy, shall have the power to adjourn the meeting to another date.
Who is paying for this proxy solicitation?
     We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are shareholder proposals due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by July 4, 2008 to LifeVantage’s Secretary at 6400 South Fiddler’s Green Circle, Suite 1970, Greenwood Village, Colorado, 80111. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so by no earlier than July 4, 2008 and no later than August 3, 2008. You are also advised to review the Company’s Bylaws, which contain additional requirements about advance notice of shareholder proposals and director nominations.
How can I find out the results of the voting at the annual meeting?
     Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-QSB for the second quarter of fiscal year 2008, which we expect to file on or before February 14, 2008. You can obtain a copy of the Form 10-QSB, once it is filed, on our website at www.lifevantage.com, by calling the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. Our website does not constitute part of this proxy statement.
IT IS THE INTENTION OF THE AGENTS DESIGNATED IN THE ENCLOSED PROXY CARD TO VOTE “FOR” THE ELECTION OF EACH NOMINEE FOR DIRECTOR IDENTIFIED BELOW (UNLESS AUTHORITY IS WITHHELD BY THE SHAREHOLDER GRANTING THE PROXY) AND “FOR” PROPOSAL 2 BELOW. IF ANY NOMINEE BECOMES UNAVAILABLE TO SERVE FOR ANY REASON, THE PROXY WILL BE VOTED FOR A SUBSTITUTE NOMINEE OR NOMINEES TO BE SELECTED BY THE COMPANY’S BOARD OF DIRECTORS, UNLESS THE SHAREHOLDER WITHHOLDS AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS.

PROPOSAL 1 – ELECTION OF DIRECTORS
     LifeVantage’s Board of Directors consists of three directors. Our Board of Directors proposes that Dr. James D. Crapo, Mr. Jack R. Thompson and Dr. Joe M. McCord be elected as directors of the Company. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and qualified, or, if sooner, until the director’s death, resignation or removal. We encourage nominees for directors to attend the annual meeting. Each of the nominees listed below, except for Jack R. Thompson, is currently a director of the Company who was previously elected by the shareholders. Mr. Thompson was elected to the Company’s Board of Directors on September 18, 2007 upon the unanimous approval of the Board of Directors.
     Directors are elected by a plurality of the votes properly cast in person or by proxy. Cumulative voting is not permitted. The three (3) nominees receiving the highest number of affirmative votes will be elected. Shares represented by properly executed proxies will be voted, if authority to do so is not withheld, for the election of the three (3) nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxy, unless contrary instructions are given. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
Information Concerning Director Nominees
     The following information is furnished with respect to each of the director nominees for election at the 2007 Annual Meeting of Shareholders:

Name	Age	Occupation/Position with Company
Dr. James D. Crapo	65	Chairman of the Board
Mr. Jack R. Thompson	58	Director, Chairman of Audit Committee
Dr. Joe M. McCord	62	Director
     DR. JAMES D. CRAPO – age 65 – Dr. Crapo has been a member of our Board of Directors since April 2005. Dr. Crapo has nearly 30 years of experience in the health and science field. He has been a Professor at National Jewish Medical and Research Center since June 1996 and served as Executive Vice President of Academic Affairs and Chairman of Medicine from June 1996-2004. National Jewish is a private institution in immunology and allergic diseases. Dr. Crapo also served as Chief Executive Officer of Aeolus Pharmaceuticals, Inc. from July 2004 until December 2004. He was the first scientist to extend Dr. Fridovich’s and Dr. Joe McCord’s (a member of the Board of Directors and a Director of Science for Lifeline) original discovery of superoxide dismutase, a natural antioxidant (referred to as “SOD”) to mammalian models of disease. Prior to joining National Jewish, Dr. Crapo spent over 15 years as the Chief of the Pulmonary and Critical Care Medicine Division at Duke University Medical Center. He is involved in a number of professional societies, including service on the NHLBI Advisory Council and serving as President of the American Thoracic Society and President of the Fleischner Society.
     MR. JACK R. THOMPSON – age 58 — Jack R. Thompson was elected to the Board of Directors of the Company on September 18, 2007 and as Chairman of the Audit Committee on September 26, 2007. Mr. Thompson, who currently serves as an Independent Director and Chairman of the Audit Committee of Sparx Asia Funds and serves a an Independent Director and Member of the Investment Committee of Russell Funds, brings 35 years of financial and operational expertise to the Board of Directors. Mr. Thompson was previously President, CEO and Director of Berger Financial Group. Prior to this, Mr. Thompson was President and Director of Janus Service Corporation and Senior Vice President and Trustee of Janus Funds.
     DR. JOE M. MCCORD – age 62 – Dr. McCord has been a member of our Board of Directors since February 2006 and the Director of Science from April 2004 to October 2007. Dr. McCord together with Dr. Irwin Fridovich discovered SOD in 1969. For this work, Drs. McCord and Fridovich received the Elliot Cresson Medal of the Franklin Institute. Dr. McCord currently serves as Professor of Medicine, Biochemistry, and Microbiology at the University of Colorado at Denver and Health Sciences Center (UCDHSC). Dr. McCord received a lifetime achievement award from the Oxygen Society for outstanding contributions to the field of free radical biology and medicine in 1997. He is Honorary President of the International Society of Antioxidants in Nutrition and Health (ISANH). He chaired the Third International Conference on Superoxide Dismutases: Recent Advances and Clinical Applications, held at the Institut Pasteur in Paris in 2004, as well as earlier conferences in the series. Dr. McCord has published articles in a number of scientific journals, including the New England Journal of Medicine.

Board Recommendation
Our Board of Directors recommends the shareholders vote FOR each named director nominee.

Independence of Board of Directors and Committees
     Even though we are not a listed issuer and our shares are not traded on an exchange, in order to determine whether the members of our Board of Directors are independent, the Securities and Exchange Commission (“SEC”) rules require that we use the definition of “independence” of a national securities exchange (like the New York Stock Exchange or the NASDAQ Stock Market) or national securities association when making this determination. In determining the independence of the members of our Board of Directors, our Board of Directors elected to use the definition of independence contained in NASDAQ Stock Market (“NASDAQ”) listing requirements. As required under NASDAQ listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board of Directors consults with the Company’s counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ as in effect time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, our Board of Directors affirmatively has determined that Dr. Crapo and Mr. Thompson are independent directors within the meaning of the applicable NASDAQ listing standards. Mr. John Van Heuvelen, who resigned from the Board of Directors on August 25, 2007, was also independent. Mr. James Krejci, the Company’s former President and Chief Executive Officer, who resigned from the Board of Directors on August 31, 2007, was not independent.
     Our Board of Directors has determined that each of Mr. Jack R. Thompson and Dr. James D. Crapo qualify as “independent” members of the audit committee and that Dr. James D. Crapo qualifies as an “independent” member of the nominating committee. Dr. McCord, the other member of our nominating committee, is not independent.
Meetings of the Board of Directors and Committees
     During the last fiscal year, our Board of Directors held fifteen meetings, the audit committee held eight meetings, the compensation committee held three meetings and the nominating committee held no meetings. Each of our incumbent directors attended at least 75% of the aggregate of (1) the total number of meetings of our Board of Directors (held during the period for which he has been a director) and (2) the total number of meetings held by all committees of our Board of Directors on which he served (held during the periods that he served).
Compensation of Directors

					Nonqualified
				Non-equity	deferred
	Fees earned or	Stock	Option	incentive plan	compensation	All other
	paid in cash	awards	awards	compensation	earnings	compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Dr. James D. Crapo(1)	$15,000	—	$56,375	—	—	—	$71,375
H. Leigh Severance(2)	$15,000	—	$83,290	—	—	—	$98,290
Javier W. Baz(3)	$15,000	—	—	$19,697	—	—	$34,697
James J. Krejci(4)	$15,000	—	$109,765	—	—	—	$124,765
William L. Lister(5)	$15,000	—	$41,646	—	—	—	$56,646
John B. Van Heuvelen(6)	$15,000	—	$66,355	—	—	—	$81,355
Dr. Larry Gold(7)	$7,500	—	$3,168	—	—	—	$10,668
Dr. Joe McCord (8)	—	—	$15,497	—	—	—	$15,497

1.	Options to purchase 120,000 shares of the Company’s common stock were granted to Dr. Crapo during the year ended June 30, 2007. Options to purchase a total of 144,000 shares of common stock were outstanding as of June 30, 2007. The amount recognized for option awards is the amount recognized for financial statement reporting purposes during fiscal 2007 under Statement of Financial Accounting Standards 123(R), (“SFAS 123(R)”).

2.	During fiscal 2007, Mr. Severance held options to purchase 60,000 shares of the Company’s common stock. Pursuant to the terms of the option agreement, vested options totaling 55,000 expired 90 days after Mr. Severance’s December 13, 2006 resignation from the board of directors, or March 13, 2007. The amount recognized for option awards is the amount recognized for financial statement reporting purposes during fiscal 2007 under SFAS 123(R).

3.	As of June 30, 2007, Mr. Baz held compensation based warrants to purchase 120,000 shares of the Company’s common stock. These warrants were granted outside our 2007 Long-Term Incentive Plan. The amount recognized for non equity incentive plan compensation is the amount recognized for financial statement reporting during fiscal 2007 under SFAS 123(R).

4.	During fiscal 2007, Mr. Krejci held options to purchase 66,000 shares of the Company’s common stock for his service as a director. Pursuant to the terms of the option agreement, Mr. Krejci’s vested option to purchase 66,000 shares of common stock will expire 90 days after Mr. Krejci’s resignation from the board of directors on August 31, 2007 or November 29, 2007. The amount recognized for option awards is the amount recognized for financial statement reporting during fiscal 2007 under SFAS 123(R).

5.	During fiscal 2007, Mr. Lister held options to purchase 30,000 shares of the Company’s common stock for his services as a director. Pursuant to the terms of the option agreement, Mr. Lister’s vested option totaling 27,500 expired 90 days after Mr. Lister’s December 22, 2006 departure as director of the Company, or March 22, 2007. The amount recognized for option awards is the amount recognized for financial statement reporting during fiscal 2007 under SFAS 123(R).

6.	During fiscal 2007, options to purchase 120,000 shares of the Company’s common stock were granted to Mr. Van Heuvelen. Options to purchase 150,000 shares of common stock were outstanding as of June 30, 2007. Through August 25, 2007, the date Mr. Van Heuvelen’s resignation, 100,000 of the total 150,000 options outstanding had vested. Pursuant to the terms of the option agreement, Mr. Van Heuvelen’s vested option totaling 100,000 will expire 90 days after Mr. Van Heuvelen’s August 25, 2007 resignation from the board of directors or November 23, 2007. The amount recognized for option awards is the amount recognized for financial statement reporting during fiscal 2007 under SFAS 123(R).

7.	During fiscal 2007, options to purchase 50,000 shares of the Company’s common stock were granted to Dr. Gold. Pursuant to the terms of the option agreement, Dr. Gold’s option to purchase 50,000 shares of common stock expired 90 days after Dr. Gold’s resignation from the board of directors, which was on December 20, 2006. The amount recognized for option awards is the amount recognized for financial statement reporting during fiscal 2007 under SFAS 123(R).

8.	Dr. Joe McCord was not compensated in cash as a director during fiscal year ended June 30, 2007. During fiscal 2007, Dr. McCord was granted options to purchase 260,408 shares of the Company’s common stock. The amount recognized for option awards is the amount recognized for financial statement reporting during fiscal 2007 under SFAS 123(R).
     Cash Compensation. Effective as of November 20, 2006, by board resolution, our policy regarding cash compensation of our Board of Directors changed. Currently, the Company does not compensate its Board of Directors with cash compensation. However, we reimburse our directors for business and travel related expenses directly related to Company business.
     The director option grants described above were made pursuant to our 2007 Long-Term Incentive Plan.
Committees of the Board of Directors
     Our Board of Directors has (i) an audit committee, (ii) a nominating committee, and (iii) a compensation committee. Below is a description of each committee of our Board of Directors.
     Audit Committee. The current members of our Board of Directors’ audit committee are Mr. Jack R. Thompson and Dr. James D. Crapo, with Mr. Thompson serving as chairman. Our Board of Directors has determined that Mr. Thompson qualifies as an “audit committee financial expert,” as that term is defined in applicable SEC regulations. Our Board of Directors made a qualitative assessment of Mr. Thompson’s level of knowledge and experience based on a number of factors, including his formal education, experience as an executive officer for public reporting companies and his experience as an audit committee chairman for other publicly traded companies. In addition to serving on our audit committee, Mr. Thompson also serves as chairman of the audit committee of Sparx Asia Funds. Our Board of Directors has determined that such simultaneous service does not impair Mr. Thompson’s ability to effectively serve as chairman of our audit committee.
     The audit committee oversees (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements; (3) the engagement of our independent auditor and its qualifications and independence; (4) the performance of our internal auditors and independent auditor; and (5) compliance with our code of ethics and code of business conduct and ethics for our personnel. For this purpose, the audit committee performs several functions. The audit committee evaluates the performance of and assesses the qualifications and independence of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; reviews and approves all related-party transactions; prepares an audit committee report as required by the SEC to be included in the annual proxy statement; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The audit committee operates under a written charter adopted by our Board of Directors that is attached as Appendix A to these proxy materials.
     Compensation Committee. The current member of our Board of Directors’ compensation committee is Dr. Crapo. The compensation committee reviews and approves our overall compensation strategy and policies. The compensation committee (1) reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; (2) reviews and approves the compensation and other terms of employment of our chief executive officer and other executive officers; (3) makes recommendations to our Board of Directors regarding new compensation plans and programs, including equity compensation plans; (4) administers the 2007 Long-Term Incentive Plan and any other similar programs and (5) reviews director compensation and recommends from time to time to our Board of Directors any proposed changes in such compensation.
     Our Board of Directors has not yet adopted a written charter for the compensation committee nor does the compensation committee have written processes for evaluation compensation. However, the compensation committee formulates its compensation recommendations to the Board of Directors based upon Company performance relative to goals and objectives, as well as consulting with third party industry experts and referencing industry compensation scales.
     Nominating Committee. The current members of our Board of Directors’ nominating committee are Dr. McCord and Dr. Crapo, with Dr. Crapo serving as chairman. The nominating committee of our Board of Directors is responsible for (1) identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria set forth below under the section titled “Director Nomination Procedures,” approved by our Board of Directors), (2) reviewing and evaluating incumbent directors, (3) recommending to our Board of Directors candidates for election to the Board of Directors, (4) considering questions of independence of members of the Board of Directors, and (5) assessing the performance of our Board of Directors. Our Board of Directors has not yet adopted a written charter for the nominating committee.
Director Nomination Procedures
     Our Board of Directors has established a nominating committee and assigned certain responsibilities to the committee, but we have not yet adopted a written nominating committee charter. Although we are not a listed issuer and we are not currently required to have a nominating committee charter, our Board of Directors is nonetheless considering the proposed scope of the nominating committee’s responsibilities to be reflected in a written charter. Currently, the nominating committee evaluates and reviews director nominee candidates and our Board of Directors is responsible for proposing a slate of nominees to the shareholders for election to the board, using information provided by the committee. Each of Mr. Thompson, Dr. Crapo and Dr. McCord were recommended by our Board of Directors for election at the 2007 Annual Meeting of Shareholders.
     Our members of the nominating committee, and other members of our Board of Directors, are the primary sources for the identification of prospective nominees. The nominating committee may also retain third-party search firms to identify director candidates, and the committee may consider proposed nominees that are identified by shareholders in the manner prescribed by our bylaws. In order for a shareholder to recommend a prospective nominee for election to our Board of Directors at a shareholder meeting, our bylaws require that the shareholder (i) be entitled to vote at the meeting, (ii) provide written advance notice regarding such nomination to our corporate Secretary in accordance with the procedures set forth in our bylaws and (iii) be a shareholder of record at the time of giving the notice.
     While the nominating committee currently has no formal written process for evaluating proposed nominees, the members of the committee generally will review the resume of a proposed nominee and consult the proposed nominee’s personal references. The nominating committee conducts any other appropriate and necessary background checks of possible candidates. The committee may also personally interview (and suggest that other members of our Board of Directors interview) the proposed nominee, if the committee considers the proposed nominee sufficiently suitable.
     The nominating committee evaluates the prospective nominee in order to determine whether the nominee has experience and expertise in our industry, the ability to offer sound advice and guidance to management, sufficient time to devote to the affairs of the Company, and has demonstrated excellence in his or her field and the ability to exercise sound business judgment. Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, the operating requirements of the Company and its long-term best interests. In conducting this assessment, the nominating committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of our Board of Directors and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the nominating committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. The nominating committee may modify these qualifications from time to time and is currently considering whether to establish a set of corporate governance practices and policies with additional standards and qualifications.
     After its evaluation of a candidate’s qualifications, the nominating committee then selects a nominee for recommendation to our Board of Directors by majority vote. The board determines the nominees after considering the recommendation and report of the nominating committee.
     To date, the nominating committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates and the nominating committee has not rejected a timely director nominee from a shareholder or shareholders holding more than 5% of our voting stock. The members of the nominating committee recommended Mr. Thompson as a nominee for the Board of Directors.
Other Committees
     In addition to the audit committee, compensation committee and nominating committee, our Board of Directors also has formed a science committee. The current members of the science committee are Dr. Crapo and Dr. McCord, with Dr. McCord serving as chairman. This committee meets on an ad hoc basis as our Board of Directors deems necessary to review and advise the Board of Directors with respect to matters assigned by the board from time to time. The science committee has a written mission statement.
Shareholder Communications With the Board of Directors
     Shareholders interested in communicating with our Board of Directors, a board committee, the independent directors or an individual director may do so by sending an email to Brad Amman, our Secretary at BradA@Protandim.com or writing to Board of Directors, Lifevantage Corporation at 6400 South Fiddler’s Green Circle, Suite 1970, Greenwood Village, Colorado 80111, Attention Brad Amman, Secretary. Communications should specify the addressee(s) and the general topic of the communication. Our secretary will review and sort communications before forwarding them to the addressee(s). If no particular director is named, letters will be forwarded, depending on the subject matter, to the chairman of the appropriate committee.
Information Concerning Our Executive Officers
     The following table sets forth the names, ages and titles of our executive officers.

Name	Age	Position
Gene R. Copeland	64	Interim Chief Operating Officer
Bradford K. Amman	45	Director of Finance, Secretary and Treasurer

     Each officer serves at the discretion of our Board of Directors and holds office until his or her successor is appointed or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.
     Set forth below is a description of the background of the persons named above.
     Bradford K. Amman Mr. Amman joined the Company in June 2006. Prior to joining the Company, he provided financial consulting services to a unique client base, including Lifevantage Corporation. Mr. Amman was the Treasurer and Vice President of Finance and Administration for SKYDEX Technologies, Inc. and has served in various senior level financial and accounting roles within the manufacturing and telecom industries. Mr. Amman received his B.S. in Accounting from the University of Denver and his M.B.A. from the University of Notre Dame.
     Gene R. Copeland Mr. Copeland became Interim COO in September, 2007. Prior to accepting the position of the Company’s Interim COO, he served as a Partner in Bolder Venture Partners, Managing Director of Copeland Consulting Group, Inc., Managing Director of Transition Partners, Ltd. and as an Interim Executive and Analyst for Opus Capital. Prior to these positions, he served as President of Building Technologies Industries, Inc., a public company with $160 million in revenue, 1,300 employees with manufacturing plants in nine states. He served as COO and Management Advisor for Amrion Corporation, a manufacturer and marketer of nutraceutical dietary supplements and vitamins. He has also served as an interim executive in many public companies where he was responsible for managing all operational aspects of a business for and with corporate founders, Board of Directors, investors, and/or absentee owners. He has guided many business turnarounds, workouts and reorganizations by providing on-site operational management in highly leveraged and/or troubled working capital environments. He has directed all aspects of corporate strategy, financial restructuring, organizational planning, merger and acquisition activity. He received a B.S. from Purdue University’s Krannert School of Industrial Management with an Option in Mechanical Engineering.
Security Ownership of Certain Beneficial Owners and Management
     The following table sets forth certain information regarding the ownership of the Company’s common stock as of September 30, 2007 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) each person who is known to us to own beneficially more than five percent of our common stock. The shares disclosed in this table are based upon information supplied by officers, directors and principal shareholders and filings made by shareholders with the Securities and Exchange Commission.
     Except as otherwise noted, the address for each person listed below is c/o Lifevantage Corporation., 6400 South Fiddler’s Green Circle, Suite 1970, Greenwood Village, Colorado 80111.
     The percentages of beneficial ownership set forth below are based on 22,268,034 shares of our common stock issued and outstanding as of September 30, 2007.

Name and Address of
Beneficial Owner (1)	Position	Number of Shares		Percent of Class
Gene R. Copeland	Interim COO	—		—
Bradford K. Amman	Secretary and Treasurer	76,190	(5)	*
Dr. James D. Crapo	Chairman of the Board of Directors	734,000	(4)	3.3%
Dr. Joe M. McCord	Director	1,698,840	(2)	7.6%
Jack R. Thompson	Director	202,877	(3)	*

William J. Driscoll 5350 Moonlight Way Parker CO 80134-4535	—	2,128,716	(6)	9.6%

Paul R. Myhill 3466 Willowrun Court Castle Rock CO 80109	—	2,353,711	(7)	10.6%

Daniel W. Streets 22130 E. Costilla Drive Aurora, CO 80016	—	1,702,727	(8)	7.6%

All named executive officers and directors as a group (five persons)		2,711,907	(9)	12.2%

*	Less than one percent.

1	The shares of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as otherwise indicated in these footnotes and subject to community property laws where applicable, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. In accordance with the beneficial ownership rules of the SEC, the table does not reflect an aggregate of 1,073,834 shares of common stock reserved for issuance upon the exercise of outstanding options not exercisable within 60 days held by certain of our directors and executive officers.

2	Includes 1,606,800 shares of common stock and 92,040 shares which Dr. McCord has the right to acquire or will have the right to acquire within 60 days of September 30, 2007 pursuant to an option to purchase shares of our common stock at $0.49 per share.

3.	Includes 100,959 shares held of record by Mr. Thompson, 50,959 shares underlying Bridge Warrants exercisable at $0.30 per share purchased in the Company’s 2005 private placement offering and 50,959 shares underlying unit Warrants exercisable at $0.30 per share purchased in the Company’s 2005 private placement offering.

4	Includes 25,000 shares underlying Unit Warrants exercisable at $0.30 per share purchased by Dr. Crapo and his wife as tenants in common in the Company’s 2005 private placement offering. In addition, this amount includes 125,000 shares owned by Dr. Crapo and his wife as tenants in common and 450,000 shares held in Dr. Crapo’s Individual Retirement Account. Also includes shares which Dr. Crapo has the right to acquire or will have the right to acquire pursuant to an option to purchase 24,000 shares of our common stock for $3.37 per share and 110,000 shares for which he has a right to acquire within 60 days of September 30, 2007 at an exercise price of $0.49.

5	Includes shares which Mr. Amman has the right to acquire or will have the right to acquire within 60 days of September 30, 2007 pursuant to an option to purchase 50,000 shares at $0.76 per share and 26,190 shares at $0.49 per share

6	Includes 593,450 shares held by Mr. Driscoll, 714,096 held jointly by Mr. Driscoll and his wife, 983,450 shares held in trust and 1,295,721 shares held directly by Mr. Driscoll’s wife. Does not include 158,821 shares held by Mr. Driscoll’s adult sons and daughter-in-law. Pursuant to a voting agreement and irrevocable proxy with us dated July 1, 2005, Mr. Driscoll agreed, among other things, to vote his shares of common stock as directed by our Chairman of the Board of Directors until July 1, 2015.

7	Includes 400,000 shares held in trust with Mr. Myhill as trustee and 874,945 shares held by Mr. Myhill’s wife. Pursuant to a voting agreement and irrevocable proxy with us dated February 9, 2006, Mr. Myhill and his wife agreed, among other things, to vote their shares of common stock as directed by our Chairman of the Board of Directors until February 7, 2016.

8	Includes 54,661 shares held by Mr. Streets directly, 600,000 shares held in a grantor retained annuity trust with Mr. Streets as trustee, 1,004,250 shares held by Mr. Streets’ wife and 43,816 shares held in his wife’s Individual Retirement Account. Does not include 204,250 held by Equity First Holdings, LLC (“Equity First”) pursuant to a pledge of such shares to Equity First.

9	See notes (2) through (5) above.

Executive Compensation and Other Matters
Summary Compensation Table
     The following table shows for the fiscal years ended June 30, 2006 and June 30, 2007, compensation awarded or paid to, or earned by, our Chief Executive Officer, any other person serving as our Chief Executive Officer during the last fiscal year, our Director of Finance and our two other most highly compensated officers required by the rules of the SEC to be included therein (the “named executive officers”):
Summary Compensation Table

							Nonqualified
						Nonequity	deferred
				Stock	Option	incentive plan	compensation	All other
Name and principal		Salary	Bonus	awards	awards	compensation	earnings	compensation		Total
position	Year	($)	($)	($)	($)	($)	($)	($)		($)
James J. Krejci,	2007	97,481	—	—	159,322	—	—	—		256,803
Former Chief Executive Officer (1)	2006	—	—	—	—	—	—	—		—
Bradford K. Amman,	2007	133,583	4,000	—	20,588	—	—	—		158,171
Director of Finance (2)	2006	5,833	—	—	—	—	—	—		5,833
Stephen K. Onody,	2007	224,717	42,000	—	464,948	—	—	6,746	(4)	738,411
Former Chief Executive Officer (3)	2006	166,564	42,000	—	—	—	—	13,221	(4)	221,785
Gerald J. Houston,	2007	212,043	28,500	—	78,960	—	—	—		319,503
Former Chief Financial Officer (5)	2006	95,000	28,500	—	—	—	—	25,000	(6)	148,500
Gene R. Copeland,	2007	—	—	—	—	—	—	—		—
Interim Chief Operating Officer (7)	2006	—	—	—	—	—	—	—		—

1.	Pursuant to his services as CEO, Mr. Krejci was granted an option to purchase 1,000,000 shares of the Company’s common stock on December 21, 2006. Mr. Krejci’s employment as Chief Executive Officer was terminated on August 31, 2007, and according to the terms of his option agreement, his vested options to purchase 250,000 shares of common stock will expire 90 days after Mr. Krejci’s termination date, or November 29, 2007 if not exercised. Mr. Krejci’s unvested options expired when he left the Company. The option award was calculated using the Black-Scholes method pursuant to Statement of Financial Accounting Standards 123(R) (“SFAS 123(R)”).

2.	Mr. Amman joined the Company on June 15, 2006. He was granted an option to purchase 120,000 shares of the Company’s common stock on September 26, 2006 at an exercise price of $0.76 per share. On January 16, 2007, Mr. Amman was granted an option to purchase 26,571 shares at an exercised price of $0.49 per share in exchange for a reduction in salary. The option award was calculated using the Black-Scholes method pursuant to SFAS 123(R).

3.	Mr. Onody joined the Company as Chief Executive Officer on November 28, 2005 and resigned from the Company on November 30, 2006. Pursuant to the terms of his employment agreement, Mr. Onody’s unvested options expired when he left the Company and his vested options expired 90 days after Mr. Onody left he Company. The amount recognized for option awards is the amount recognized for financial statement reporting during fiscal 2007 under SFAS 123(R).

4.	For fiscal year end of June 30, 2007, other compensation consists of $1,325 for an annual life insurance premium and $5,421 for disability insurance premiums paid by the Company on behalf of Mr. Onody. Consists of $1,920 for an annual life insurance premium and $11,301 for disability insurance premiums paid by the Company on Mr. Onody’s behalf for fiscal year ended June 30, 2006.

5.	Mr. Houston joined the Company as Chief Financial Officer on January 4, 2006 and his compensation for 2006 is reported only from January 4, 2006 to year end. Mr. Houston resigned from the Company on February 16, 2007. Pursuant to the terms of his employment agreement, Mr. Houston’s non-vested options expired when he left the Company and his vested options expired 90 days after he left the Company. The amount recognized for option awards is the amount recognized for financial statement reporting during fiscal 2007 under SFAS 123(R).

6.	Consists of $25,000 of Mr. Houston’s relocation expenses that were reimbursed by us.

7.	Mr. Copeland was retained by the Company pursuant to a signed letter of intent with Bolder Venture Partners (“BVP”) effective September 28, 2007. During fiscal 2007, no compensation was due or paid to BVP or Mr. Copeland.
Outstanding Equity Awards at Fiscal Year End

Stock awards
	Option awards							Equity
			Equity incentive					incentive plan
			plan awards:				Market	awards:
	Number of	Number of	Number of			Number of	value of	Number of	Equity Incentive
	securities	securities	securities			shares or	shares of	unearned shares,	plan awards: Market
	underlying	underlying	underlying			units of	units of	units or	or payout value of
	unexercised	unexercised	unexercised	Option		stock that	stock that	other rights	unearned shares,
	options	options	unearned	exercise		have not	have not	that have not	units or others rights
	(#)	(#)	options	price	Option	vested	vested	vested	that have not vested
Name	exercisable	unexercisable	(#)	($)	expiration date	(#)	($)	(#)	($)
James J. Krejci	66,000	—	—	$3.37	2/1/09	—	—	—	—
Former CEO (1)	250,000	—	750,000	$0.61	12/21/16	—	—	—	—
Bradford K. Amman	30,000	—	90,000	$0.76	09/26/16	—	—	—	—
Treasurer & Secretary (2)	11,905	—	16,666	$0.49	01/16/17	—	—	—	—

1.	An option to purchase 1,000,000 shares of common stock was granted to Mr. Krejci on December 21, 2006 for which 250,000 vested immediately and the remaining 750,000 vest annually on the anniversary date of the grant over three years. The unvested 750,000 expired upon Mr. Krejci’s departure from the Company and the 250,000 vested options will expire 90 days after Mr. Krejci’s departure, or November 29, 2007 if not exercised.

2.	An option to purchase 120,000 shares of common stock was granted to Mr. Amman on September 26, 2006 for which 1/36 vests monthly over three years. In effort to conserve the Company’s cash resources, an option to purchase 28,571 shares of common stock was granted to Mr. Amman on January 16, 2007 in exchange for a 10% salary reduction for one year. The options vest monthly over twelve months.

Certain Relationships and Related Transactions
Bolder Venture Partners Consulting Agreement
     We have entered into a consulting arrangement with Bolder Venture Partners (“BVP”) under a signed letter of intent dated September 28, 2007, pursuant to which Gene Copeland will serve as our interim Chief Operating Officer. Mr. Copeland will develop and implement a direct to consumer marketing program, provide general marketing advice and evaluate our current overhead expenses. Further, Mr. Copeland will direct the search for our President and Chief Executive Officer. We may also work with other BVP associates to accomplish these objectives. In exchange for these consulting services, we will pay a monthly, non-refundable retainer of $15,000 per month to BVP. After the first five months of the arrangement, or following the successful hiring of a President and Chief Executive Officer, whichever occurs first, the monthly retainer to BVP will be reduced to $7,500 per month. We will also pay to BVP a monthly incentive fee equal to 10% of the amount of monthly revenue increase above our current monthly revenue. We will also be required to reimburse BVP for costs and expenses incurred by BVP pursuant to the arrangement, including lodging expenses for Mr. Copeland, who is not a resident of the Denver metro area. We will grant to BVP a warrant to purchase up to 1,200,000 shares of our common stock at $.30 per share for five years. BVP will have the same registration rights as those granted to participants in our September 2007 private placement offering. The warrant will vest on the occurrence of performance milestones by BVP to be mutually determined within one month following the September 28, 2007 engagement. The initial term of the consulting arrangement is one year.
Steven K. Onody Agreement
     Steven Onody was our former Chief Executive Officer. For a period of twenty-four months after the termination of his employment, or until November 30, 2008, Mr. Onody has agreed not to compete with us in the nutraceutical business through the manufacture or distribution of antioxidant pills or other products that compete with the products we manufacture or distribute as of the last day Mr. Onody was employed by us. Mr. Onody’s non-competition obligations apply in any area in the world where we conduct our business. In addition, during this time, Mr. Onody has agreed not to solicit our employees, customers or suppliers.
Gerald J. Houston Agreement
     Gerald Houston was our former Chief Financial Officer. For a period of twenty-four months after the termination of his employment, or until February 16, 2009, Mr. Houston has agreed not to compete with us in the nutraceutical business through the manufacture or distribution of antioxidant pills or other products that compete with the products we manufacture or distribute as of the last day Mr. Houston was employed by us. Mr. Houston’s non-competition obligations apply in any area of the world where we conduct our business. In addition, during this time, Mr. Houston has agreed not to solicit our employees, customers or suppliers.
Myhill Consulting Agreement
     On February 9, 2006, we entered into a consulting agreement with Paul Myhill. Pursuant to the consulting agreement, Mr. Myhill agreed not to compete with us in the nutraceutical business or engage in the manufacture or distribution of antioxidant pills or other competitive products, and agreed to certain restrictions on his ability to solicit any of our employees, customers and suppliers, for a period of three years. Mr. Myhill also agreed not to disclose our trade secrets and confidential information at any time. The parties agreed to mutual releases from claims they may have against each other as of the date of the agreement. The term of the agreement ended on August 9, 2006, although the noncompetition, nonsolicitation and nondisclosure provisions and the mutual releases survive the termination.
Myhill Voting Agreement
     Mr. Myhill and his wife have agreed, pursuant to a voting agreement and irrevocable proxy dated February 9, 2006, to grant to the Chairman of our Board of Directors an irrevocable proxy to vote their shares of common stock at every meeting of the shareholders and on every action by written consent of the shareholders, until February 7, 2016.
Dr. Larry Gold Consulting Agreement
     Dr. Larry Gold, a former director of the Company, entered into a consulting agreement with us on February 1, 2006, pursuant to which he served on our Scientific Advisory Board. Under the terms of the agreement, Dr. Gold has agreed not to disclose our trade secrets and confidential information at any time, and has agreed to certain restrictions on his ability to solicit any of our customers or employees for a period of 12 months after termination of the agreement, which occurred on December 20, 2006. Dr. Gold was granted options to purchase a total of 158,000 shares of common stock, all of which have expired as they have not been exercised in the requisite time period according to the terms of the agreement.
Driscoll Voting Agreement
     Bill Driscoll, our former Chief Executive Officer, has agreed, pursuant to a voting agreement and irrevocable proxy dated July 1, 2005, to grant to the Chairman of our Board of Directors an irrevocable proxy to vote his shares of common stock at every meeting of the shareholders and on every action by written consent of the shareholders, until July 1, 2015.

Loans
     We have not advanced loans nor do we plan to advance loans to any of our employees. None of our employees, executive officers or directors currently have any outstanding loans from the Company.
Code Of Ethics
     We have adopted the Lifevantage Corporation Code of Ethics which applies to our Chief Executive Officer, Chief Financial Officer, principal accounting officer, and controller. The Code of Ethics is available on our website at www.lifevantage.com. The Code of Ethics addresses matters including: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submits to, the SEC and in other public communications we make; and (3) compliance with laws, rules and regulations applicable to us. The Board of Directors may grant waivers of provisions of the Code of Ethics. Any amendments to, or waivers from, a provision of our Code of Ethics that shall be disclosed by posting such information on our website at www.lifevantage.com. We have also adopted the Lifevantage Corporation Code of Business Conduct and Ethics that applies to all officers, directors and employees. Among other matters, the Code of Business Conduct addresses: compliance with laws, rules, and regulations; conflicts of interest; corporate opportunities; competition and fair dealing; discrimination; health and safety; confidentiality; protection of our assets; and payments to governmental personnel.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and persons who own more than ten percent of our common stock to report their ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. The Securities and Exchange Commission has established specific due dates for these reports, and we are required to report in this proxy statement any failure to file by these dates. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended June 30, 2007, we believe that all such reports were filed on a timely basis except as follows:
•	Form 4 for Mr. Van Heuvelen was inadvertently filed late.
•	Two Forms 4 for Dr. McCord were inadvertently filed late.
•	Two Forms 4 for Dr. Crapo were inadvertently filed late.
•	One Form 4 for Mr. Krejci was inadvertently filed late.
•	Two Forms 4 for Dr. Gold were inadvertently filed late.
•	One Form 4 for Mr. Severance was inadvertently filed late.
•	One Form 4 for Mr. Lister was inadvertently filed late.

PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
     The audit committee of our Board of Directors has selected Gordon, Hughes & Banks, LLP as the Company’s independent auditors for the fiscal year ending June 30, 2008 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Gordon, Hughes & Banks, LLP has audited the Company’s financial statements since December 22, 2004. Representatives of Gordon, Hughes & Banks, LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
     Neither the Company’s Bylaws nor other governing documents or law require shareholder ratification of the selection of Gordon, Hughes & Banks, LLP as our independent auditors. However, the audit committee is submitting the selection of Gordon, Hughes & Banks, LLP to the shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the audit committee will review its future selection of independent auditors. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and our shareholders.
     The affirmative vote of the holders of a majority of the outstanding shares of common stock will be required to ratify the selection of Gordon, Hughes & Banks, and LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
Principal Accountant Fees and Services
     The following table presents fees for professional audit services rendered by Gordon, Hughes & Banks, LLP, the Company’s principal accountant, for the audit of our annual financial statements for the fiscal years ended June 30, 2007 and 2006, and fees billed for other services rendered by Gordon, Hughes & Banks, LLP during those periods:

	Fiscal Year Ended
	2007	2006
Audit Fees	$35,000	$25,500
Audit-related Fees (1)	47,302	16,000
Tax Fees (2)	6,000	9,500
All Other Fees (3)	—	—

Total Fees	$88,302	$51,000

1	Audit related fees of $47,302 and $16,000 in fiscal years ended June 30, 2007 and 2006 related to assurance and other services related to performance of the audit and review of interim reports.

2	Tax fees of $6,000 and $9,500 in fiscal years ended June 30, 2007 and 2006 are for tax compliance, advise and planning.
Pre-Approval Policies and Procedures
     The audit committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor, Gordon, Hughes & Banks, LLP. The policies require pre-approval of all auditing and such non-auditing services as our independent auditor is permitted to provide, subject to de minimus exceptions for services other than audit, review, or attest services that are approved by the audit committee prior to completion of the audit. All of the items identified under “Audit-Related Fees”, “Tax Fees” and “All Other Fees” above were approved by the audit committee. Alternatively, the engagement of our independent auditor may be entered into pursuant to pre-approved policies and procedures that our audit committee may establish, so long as these policies and procedures are detailed as to particular services and the audit committee is informed of each service. In making these determinations, the audit committee will consider whether the services provided are compatible with maintaining our auditor’s independence. We are prohibited by applicable law from obtaining certain non-audit services from our independent auditor and, in that event, we would obtain these non-audit services from other providers.
     The audit committee has determined that the rendering of the services other than audit services by Gordon, Hughes & Banks, LLP is compatible with maintaining the principal accountant’s independence.

Board Recommendation
Our Board of Directors recommends the shareholders vote FOR ratification of Gordon, Hughes & Banks, LLP as our independent auditors for the fiscal year ending June 30, 2008.

AUDIT COMMITTEE REPORT
     The audit committee is responsible for overseeing (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent registered public accounting firm’s qualifications and independence, (iv) the performance of our independent registered public accounting firm and (v) compliance with our Code of Ethics and Code of Business Conduct and Ethics. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Gordon, Hughes & Banks, LLP, our independent registered public accounting firm, is responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.
     The committee has held discussions with management and the independent registered public accounting firm. Management represented to the committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The committee received the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed the independence of the independent registered public accounting firm with the firm. In addition, the committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU §380).
     The committee has also considered whether the provision of non-audit services to us is compatible with maintaining the independent registered public accounting firm’s independence. The committee has concluded that the independent registered public accounting firm is independent from us and our management. The committee has reviewed with the independent registered public accounting firm the overall scope and plans for their audit.
     Relying on the foregoing reviews and discussions, the committee recommended to our Board of Directors the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-KSB for the year ended June 30, 2007, for filing with the SEC.
The Audit Committee
Jack R. Thompson, Chairman
James D. Crapo
Householding of Proxy Materials
     The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
     This year, a number of brokers with account holders who are Lifevantage Corporation shareholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Lifevantage Corporation., Bradford K. Amman, Secretary, 6400 South Fiddler’s Green Circle, Suite 1970, Greenwood Village, Colorado, 80111. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Other Matters
     Our Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
Incorporation By Reference
     The Audit Committee Report beginning on page 43 is not deemed soliciting material or filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate such information by reference. In addition, this proxy statement includes references to our website address. Our website address is intended to provide inactive, textual references only. The information on our website is not part of this proxy statement.

By Order of the Board of Directors
/s/ Bradford K. Amman
Bradford K. Amman
Secretary

November 5, 2007

Appendix A
LIFEVANTAGE CORPORATION
AUDIT COMMITTEE CHARTER
As adopted January 30, 2006
Purpose and Authority
The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in overseeing: (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the independent auditor’s qualifications and independence; (4) the performance of the Company’s internal auditors, if applicable, and independent auditor; and (5) compliance with the Company’s code of ethics for senior financial officers and compliance with the Company’s code of conduct for all Company personnel. The Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor. The Committee shall also have all authority necessary to fulfill the duties and responsibilities assigned to the Committee in this Charter or otherwise assigned to it by the Board. The Committee shall fulfill its oversight role by performing the duties and responsibilities set forth in this Charter.
Considering that the Committee’s job is one of oversight, it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, has more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurances as to the Company’s financial statements or any professional certification as to the outside auditors work.
As the Committee deems appropriate, it may retain independent counsel, accounting and other professionals to assist the Committee without seeking Board approval with respect to the selection, fees or terms of engagement of any such advisors.
Committee Structure and Expertise
The Committee shall consist of at least three directors or such other number as the Audit Committee may have and remain in compliance with the rules and regulations promulgated by the NASDAQ Stock Market, who shall be appointed by the Board. The Board may remove any member of the Committee with or without cause. Each member of the Committee shall be “independent” as that term is defined in NASDAQ Stock Market (“NASDAQ”) Rule 4200(a)(15) and shall otherwise meet the independence and experience requirements of NASDAQ, Section 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations of the SEC. The Board may, at any time and in its complete discretion, replace a Committee member. Each member of the Committee shall be financially literate and shall, at a minimum, be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. No member of the Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. At least one Committee member shall have, through education and experience as a public accountant or auditor, or a principal financial officer, controller or principal accounting officer or a chief executive officer, or from performance of similar functions, sufficient financial expertise in accounting and auditing so as to be a “financial expert”, in accordance with such regulations as may be applicable to the Company from time to time.
If the Committee is aware of any material noncompliance with the structure or expertise requirements set forth above, the Committee shall report such noncompliance to the Board, who must then notify NASDAQ promptly of such noncompliance.
Meetings
The Committee shall meet as often as necessary, at least on a quarterly basis. The Committee shall meet in separate, private sessions with each of management, the independent auditor and the internal auditors to discuss anything the Committee or these groups believe should be discussed. The Committee may require any Company officer or employee or the Company’s outside counsel or external auditor to attend a Committee meeting or to meet with any members of, or consultants to, the Committee, and to provide pertinent information as necessary. In the absence of a member designated by the Board to serve as chair, the members of the Committee may appoint from among their number a person to preside at their meetings.
The Committee shall maintain minutes and other relevant documentation of all its meetings and shall report regularly to the Board.

Committee Authority and Responsibilities
The Committee shall have the following duties and responsibilities, in addition to any duties and responsibilities assigned to the Committee from time to time by the Board:
Engagement of Independent Auditor
•	Directly appoint, retain, and compensate the Company’s independent auditor. The Committee has the sole authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditor. The Committee shall be directly responsible for overseeing the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Committee.
•	Pre-approve all auditing and such non-auditing services as the independent auditor is permitted to provide, subject to de minimus exceptions for other than audit, review, or attest services that are approved by the Committee prior to completion of the audit. Alternatively, the engagement of the independent auditor may be entered into pursuant to pre-approved policies and procedures established by the Committee, provided that the policies and procedures are detailed as to the particular services and the Committee is informed of each service. In considering whether to pre-approve any non-audit services, the Committee shall consider whether the provision of such services is compatible with maintaining the independence of the auditor.
•	Ensure that the Committee’s approval of any non-audit services is publicly disclosed pursuant to applicable laws, rules and regulations.
•	Discuss policies with respect to risk assessment and risk management.
•	At least annually, obtain and review a report by the independent auditor describing the firm’s internal quality control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.
•	The Committee shall have the authority to engage, without Board approval, independent legal, accounting, and other advisors as it deems necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Committee, to compensate the independent auditor, outside legal counsel, or any other advisors employed by the Committee, and to pay ordinary Committee administrative expenses that are necessary and appropriate in carrying out its duties.
Evaluate Independent Auditor’s Qualifications, Performance and Independence
•	At least annually, evaluate the independent auditor’s qualifications, performance and independence, including that of the lead audit partner.
•	At least annually, obtain and review the letter and written disclosures from the independent auditor consistent with Independence Standards Board No. 1, including a formal written statement by the independent auditor delineating all relationships between the auditor and the Company; actively engage in a dialogue with the auditor with respect to that firm’s independence and any disclosed relationships or services that may impact the objectivity and independence of the auditor; and take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor.
•	Discuss with the independent auditor the matters required to be discussed by the Statement of Auditing Standards (“SAS”) No. 61, Communications with Audit Committee, SAS No. 89, Audit Adjustments, and SAS No. 90, Audit Committee Communications, all as amended from time to time, together with any other matters as may be required for public disclosure or otherwise under applicable laws, rules and regulations.
•	Ensure that the independent auditor’s lead partner and reviewing partner are replaced every five years. Consider, from time to time, whether a rotation of the independent auditing firm would be in the best interests of the Company and its shareholders.
Review Financial Statements and Financial Disclosure.

•	Review and discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, the report of the independent auditor thereon, and disclosures regarding critical accounting estimates, and discuss any significant issues encountered in the course of the audit work, including any restrictions on the scope of activities, access to required information or the adequacy of internal controls.
•	If so determined by the Committee, based on its review and discussion of the audited financial statements with management and the independent auditor, its discussions with the independent auditor regarding the matters required to be discussed by SAS 61, and its discussions regarding the auditor’s independence, recommend to the Board that the audited financial statements be included in the Company’s annual report on Form 10-KSB.
•	Review the CEO and CFO’s disclosures and certifications set forth in the Company’s Forms 10-QSB and 10-KSB under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.
•	Discuss earnings press releases (paying particular attention to any use of “pro forma”, or “adjusted” non-GAAP information), as well as the financial information and earnings guidance provided to analysts and rating agencies. This may be done generally and does not require the Committee to discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.
Periodic Assessment of Accounting Practices and Policies
•	Obtain and review timely reports from the independent auditor regarding: (1) all critical accounting policies to be used; (2) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.
•	Review with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company.
•	Review changes in promulgated accounting and auditing standards that may materially affect the Company’s financial reporting practices.
•	Review any reports by management regarding the effectiveness of, or any deficiencies in, the design or operation of internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Review any report issued by the Company’s independent auditor regarding management’s assessment of the Company’s internal controls.
Proxy Statement Report of Audit Committee
•	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.
Related-Party Transactions
•	Review and approve all related-party transactions, including transactions between the Company and its officers or directors or affiliates of officers or directors.
Hiring Policies
•	Set clear hiring policies for the Company’s hiring of employees and former employees of the independent auditor who were engaged on the Company’s account, and ensure that such policies comply with any regulations applicable to the Company from time to time.
Ethics Compliance and Complaint Procedures
•	Develop, and monitor compliance with, a code of ethics for senior financial officers pursuant to, and to the extent required by, regulations applicable to the Company from time to time.
•	Develop, and monitor compliance with, a code of conduct for all Company employees, officers and directors pursuant to, and to the extent required by, regulations applicable to the Company from time to time.

•	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.
•	Establish procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
Duties Exclusive to the Audit Committee
The following duties, previously set forth in this Charter, shall be the exclusive responsibility of the Committee:
•	Select and retain the independent auditor; determine and approve compensation of the independent auditor; resolve disagreements between management and the independent auditor; oversee and evaluate the independent auditor and, where appropriate, replace the independent auditor, with the understanding that the independent auditor shall report directly to the Committee.
•	Pre-approve the retention of the independent auditor for all audit and such non-audit services as the independent auditor is permitted to provide to the Company and approve the fees for such services. (Pre-approval of audit and non-audit services may be delegated to one or more independent members of the Committee so long as that member or those members report their decisions to the Committee at all regularly scheduled meetings).
•	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.
•	Establish procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
Evaluation
The Committee shall review and reassess the adequacy of this Charter at least annually and submit proposed changes to the Board for approval. The Committee has the powers and responsibilities delineated in this Charter. It is not, however, the Committee’s responsibility to prepare and certify the Company’s financial statements, to guaranty the independent auditor’s report, or to guaranty other disclosures by the Company. These are the fundamental responsibilities of management and the independent auditor. Committee members are not full-time Company employees and are not performing the functions of auditors or accountants.
The Committee shall obtain or perform an annual evaluation of the Committee’s performance and make applicable recommendations for improvement.
It is not the responsibility of the Committee to plan or conduct audits or to determine whether the Company’s financial statements are complete and accurate or in conformance with generally accepted accounting principles.

(BAR CODE) Lifevantage Corporation (BAR CODE) MR A (IF SAMPLE DESIGNATION ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 (SCALE)
000000000.000 ext 000000000.000 ext 000004 000000000.000 ext 000000000.000 ext 000000000.000 ext Least Address Line 000000000.000 ext
000000000.000 ext C 1234567890 J N T (BAR CODE) ☐ Mark this box with an X if you have made changes to your name or address details above. Annual Meeting Proxy Card ( C0123456789 12345 123456 )
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A Election of Directors
To elect three directors to hold office for a one-year term expiring at the annual meeting in 2008 and until their respective successors 1. are elected and qualified
Nominees: For Withhold
01 — Dr. James D. Crapo ☐ ☐
02 — Mr. Jack R. Thompson ☐ ☐
03 — Dr. Joe M. McCord ☐ ☐

Nominees: For Withhold 01 — Dr. James D. Crapo 02 — Mr. Jack R. Thompson 03 — Dr. Joe M. McCord For Against Abstain 2. To ratify the appointment of Gordon, Hughes & Banks, LLP as independent auditors of the Company for its fiscal year ending June 30, 2008 E Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed. NOTE: Please sign exactly as name appears on this proxy. If joint owners EACH should sign this proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your FULL title as such. Signature 1 — Please keep signature within the box Signature 2 — Please keep signature within the box Date (mm/dd/yyyy) / / 0 0 8 1 3 8 1 1 U P X C O Y + 001CD40001 00JVLC Proxy — LIFEVANTAGE CORPORATION PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 30, 2007 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned shareholder of LifeVantage Corporation (the “Company”) hereby appoints Bradford K. Amman and Gene R. Copeland and each of them, the proxies of the undersigned, with power to act without the other and with full power of substitution, to attend and represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at Plaza Tower One, First Floor Conference Center 6400 S. Fiddler Green Circle, on Friday, November 30, 2007 and at any adjournment or postponement thereof, and to vote all of such shares that the undersigned is entitled to vote at such Annual Meeting or at any adjournment or postponement thereof, as stated on the reverse side. THIS PROXY WILL BE VOTED BY THE PROXIES AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES IN ACCORDANCE WITH THEIR BEST JUDGMENT UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Your are urged to mark, sign, date and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States. SEE REVERSE CONTINUED AND TO BE MARKED, DATED AND SIGNED ON SEE REVERSE SIDE REVERSE SIDE SIDE VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR. THANK YOU FOR VOTING